EXHIBIT 31.1

CERTIFICATION

By

Principal Executive Officer Pursuant to Rules 13a-14(a)/
15d-14(a) under the Securities Exchange Act of
1934, as amended

I, Zhao Ming, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB/A for the period ended June 30, 2005 of Puda Coal, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) [As the small business issuer is not an “accelerated filer,” this language is intentionally omitted pursuant to the Commission’s transition rules in SEC Release Nos. 33-8238 and 34-47986, as modified] for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
[As the small business issuer is not an “accelerated filer,” this language is intentionally omitted pursuant to the Commission’s transition rules in SEC Release Nos. 33-8238 and 34-47986, as modified];

c)
Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.
The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: April 13, 2007

/s/ Zhao Ming
Zhao Ming
Chief Executive Officer and President